UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on January 6, 2017.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•                  liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•                  failing to maintain and protect our brand, independence, and reputation;

•                  failing to differentiate our products and continuously create innovative, proprietary research tools;

•                  failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•                  liability related to our storage of personal information related to individuals as well as portfolio and account-level information;

•                  compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•                  downturns in the financial sector, global financial markets, and global economy, including the effect of market volatility on revenue from asset-based fees;

•                  the effect of changes in industry-wide issuance volume for commercial mortgage-backed securities;

•                  a prolonged outage of our database, technology-based products and services, or network facilities;

•                  challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and

•                  trends in the mutual fund industry, including the increasing popularity of passively managed investment vehicles.

Investor Questions and Answers: December 2, 2016

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through November 29, 2016. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Potential Effect of Changes to Dodd-Frank on Credit Ratings Business

1.             What impact, if any, is anticipated from the potential unwinding of the Dodd-Frank Act on the CMBS industry and Morningstar’s rating business?

The Dodd-Frank Wall Street Reform and Consumer Protection Act was signed into law in July 2010 and contains numerous provisions relating to many parts of the financial services industry. Among them, Dodd-Frank included significant new regulation of Nationally Recognized Statistical Ratings Organizations (NRSROs) and mandated the creation of an Office of

Credit Ratings as part of the Securities and Exchange Commission. These regulations have added numerous compliance, disclosure, and regulatory requirements for all NRSROs, including Morningstar Credit Ratings.

More recently, six federal agencies finalized a new rule in October 2014 requiring issuers of commercial mortgage-backed securities (CMBS) and other asset-backed securities to retain an economic interest equivalent to at least 5% of the credit risk of the underlying assets. This “risk retention” requirement is scheduled to go into effect on December 24, 2016.

In theory, requiring issuers to retain a portion of the risk of securitized assets should discourage risky lending. However, it would also increase the cost of borrowing and limit issuance volume. We believe that uncertainty related to these regulations has already had a negative effect on CMBS issuance volumes as issuers have been trying to interpret the new rules and figure out how to comply with them.

President-elect Trump’s transition team, including the nominee for Treasury Secretary, has indicated the new administration wants to “strip back” parts of Dodd-Frank. However, while the new administration has made some general statements about Dodd-Frank, it’s too early to tell which changes it might prioritize. At this point, it is unclear if any potential changes to Dodd-Frank might include a reversal of the Dodd-Frank provisions for NRSROs in general or the scheduled risk retention requirements in particular.

In the short term, we don’t expect any significant changes to the Dodd-Frank regulations related to credit ratings. Longer term, a potential unwinding of some regulations related to credit ratings would create a more positive environment for our credit ratings business, but it’s not clear if or when that might happen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: December 2, 2016	By:	/s/ Stéphane Biehler
Stéphane Biehler
Chief Financial Officer